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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE ISSUER

               Name of                        State or Jurisdiction of                      Description
              Subsidiary                    Incorporation or Organization                   -----------
              ----------                    -----------------------------
Mercantile Bank of West Michigan                  State of Michigan                Michigan banking corporation